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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

Atlas One, Inc.

Atlas Air Services Limited

LHC Properties, Inc.

Atlas Freighter Leasing, Inc.

Atlas Freighter Leasing II, Inc.

Atlas Flightlease, Inc.

Genesee Insurance Company, Ltd.